Exhibit 16.1

CBIZ CPAs P.C. 601 Route 73 North Suite 400 Marlton, NJ 08053

P: 856.830.1600

November 13, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Acorn Energy, Inc. under Item 4.01 of its Form 8-K dated November 6, 2026. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Acorn Energy, Inc. contained therein.

Very truly yours,

CBIZ CPAs P.C.

CBIZCPAS.COM